UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2012

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 24, 2012, EpiCept Corporation (the "Company") issued the press release attached hereto as Exhibit 99.2.

Item 8.01 Other Events.

On January 23, 2012, EpiCept Corporation (the "Company") announced that it had received further encouraging guidance for the Phase III clinical and nonclinical development and subsequent New Drug Application (NDA) filing of AmiKet™ (amitriptyline 4%, ketamine 2%) in the treatment of chemotherapy-induced peripheral neuropathy (CIPN) based on the issuance of the final minutes of the Company’s meeting with the U.S. Food and Drug Administration (FDA) in December 2011. AmiKet™ is a prescription topical cream intended for the treatment of peripheral neuropathic pain. In the final meeting minutes recently received by EpiCept, the FDA acknowledged that painful symptoms due to CIPN represent a significant unmet medical need and encouraged EpiCept to apply for Fast Track designation. Further, the FDA waived several expensive and time consuming non-clinical toxicology studies, and indicated that a single four-arm factorial trial might suffice for regulatory approval if combined with other pivotal data in another neuropathy such as diabetic peripheral neuropathy.

The key element of the proposed Phase III clinical program is a 12-week, four-arm, factorial designed trial in CIPN that would seek to demonstrate AmiKet’s superiority compared with placebo and with each of the component drugs of AmiKet™, amitriptyline and ketamine. EpiCept intends to submit the protocol for this trial to the FDA via a Special Protocol Assessment (SPA). An additional two-arm efficacy study in another painful peripheral neuropathy may be performed as an alternative strategy to a second factorial-designed trial for the NDA filing, which could potentially lead to a broader label in the treatment of peripheral neuropathic pain. In addition to the positive outcome previously reported for AmiKet™ in CIPN, EpiCept has reported statistically significant positive results in the treatment of pain from post-herpetic neuralgia in several Phase II studies, the non-inferiority of AmiKet™ compared with gabapentin in another placebo controlled study, and a positive trend in the treatment of pain in a diabetic neuropathy Phase II study.

The meeting minutes included a summary of the nonclinical program requirements to file an NDA, which notably included only a single dermal carcinogenicity study. The dermal photo-irritation/toxicity assessment may be waived, provided dermal photo-irritation is assessed in the clinical program. A COMET assay (Single Cell Gel Electrophoresis to detect DNA damage) study is required prior to initiation of the long-term open label clinical safety study.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Epicept Corporation, dated January 23, 2012.
99.2 Press release of Epicept Corporation, dated January 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

January 26, 2012	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of EpiCept Corporation, dated January 23, 2012.
99.2	Press release of EpiCept Corporation, dated January 24, 2012.